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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          November 29, 2001


                               VESTIN GROUP, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                   000-24803                 52-2102142
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(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)            File Number)            Identification No.)


2901 El Camino, Suite 206, Las Vegas, Nevada                89102
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(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:        (702) 227-0965



                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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        On December 7, 2001, Vestin Group, Inc. (the "Company") filed a Current
Report on Form 8-K pertaining to the issuance and sale of Series A Convertible Preferred Stock to accredited investors. This Form 8-K/A is filed in order to amend the number of issued and sold shares of Series A Convertible Preferred Stock and the total consideration received by the Company therefor.

ITEM 5. OTHER EVENTS

        On November 29, 2001, the Delaware Secretary of State accepted a Certificate of Designations filed by the Company on November 26, 2001 creating a class of Series A Convertible Preferred Stock ("Preferred Stock"). The Certificate of Designations authorizes the issuance of up to 1,250,000 shares of Preferred Stock. Thereafter, the Company issued and sold 937,800 shares of Preferred Stock at a per share price of $10.00 per share for total consideration of $9,378,000. The sales were made directly by the Company to accredited investors.

        A copy of the Certificate of Designations was previously filed as
Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2001.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VESTIN GROUP, INC.
                                        a Delaware corporation

Date: February 25, 2001                 By  /s/ Lance K. Bradford
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                                           Lance K. Bradford
                                           President





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